EXHIBIT 21

COMPUTER SCIENCES CORPORATION
Significant Active Subsidiaries and Affiliates
As of April 1, 2011

Name	Jurisdiction of Organization
CSC (Thailand) Ltd	Thailand
Alliance-One Services, Inc.	Delaware
Beijing CSA Computer Sciences Technology Company Limited	P.R.C.
CenTauri Solutions, LLC	Delaware
Century Capital Services Corporation	Nevada
Century Credit Corporation	Nevada
Century Leasing Corporation	Nevada
Century LLC	Nevada
Computer Sciences Canada Inc.	Canada
Computer Sciences Corporation CSCEcuador S.A.	Ecuador
Computer Sciences Corporation d.o.o Beograd	Serbia
Computer Sciences Corporation India Private Limited	India
Computer Sciences España, S.A.	Spain
Computer Sciences Parsons LLC (f/k/a DynPar L.L.C.)	Oklahoma
Computer Sciences Raytheon	Florida
Computer Sciences UK Limited	United Kingdom
Continental Grand, Limited Partnership	Nevada
Covansys (Asia Pacific) Pte Ltd. Private Limited	Singapore
Covansys Netherlands B.V.	Netherlands
Covansys S.L.	Spain
Covansys S.r.l.	Italy
Covansys Software Technology (Shanghai) Company Ltd.	P.R.C.
Covansys UK Limited	United Kingdom
CSA (PRC) Company Limited	Hong Kong
CSA MSC Sdn Bhd	Malaysia
CSC Airline Solutions A/S	Denmark
CSC Airline Solutions Denmark A/S	Denmark
CSC Airline Solutions Norway AS	Norway
CSC Airline Solutions Sweden AB	Sweden
CSC Applied Technologies LLC (f/k/a DynCorp Technical Services LLC)	Delaware
CSC Arabia Ltd.	Saudi Arabia
CSC Asia Holdings Pte Ltd.	Singapore
CSC Australia Pty. Limited	Australia
CSC Automated Pte.Ltd.	Singapore
CSC Bulgaria E.O.O.D.	Bulgaria
CSC Business Systems Limited	United Kingdom
CSC Commerce 2010 LLC	Nevada
CSC Computer Sciences (Portugal) Lda	Portugal
CSC Computer Sciences (South Africa)(Pty) Limited	South Africa
CSC Computer Sciences Argentina S.R.L.	Argentina
CSC Computer Sciences Australia Holdings Pty Limited	Australia
CSC Computer Sciences B.V.	Netherlands
CSC Computer Sciences Bahrain W.L.L.	Bahrain
CSC Computer Sciences Brasil S.A.	Brazil
CSC Computer Sciences Capital Limited	United Kingdom
CSC Computer Sciences Capital S.a.r.l.	Luxembourg
CSC Computer Sciences Colombia Ltda.	Colombia
CSC Computer Sciences Consulting Austria GmbH	Austria
CSC Computer Sciences Corporation (Costa Rica), S.A.	Costa Rica
CSC Computer Sciences Corporation Chile Limitada	Chile
CSC Computer Sciences do Brasil Ltda.	Brazil
CSC Computer Sciences Egypt Ltd	Egypt
CSC Computer Sciences Financing LLP	United Kingdom
CSC Computer Sciences Finland OY	Finland
CSC Computer Sciences Ghana Limited	Ghana
CSC Computer Sciences GmbH	Germany
CSC Computer Sciences Holdings One Limited	United Kingdom
CSC Computer Sciences Holdings S.a.r.l.	Luxembourg
CSC Computer Sciences Holdings Three Limited	United Kingdom
CSC Computer Sciences Holdings Two Limited	United Kingdom
CSC Computer Sciences Honduras, S.A.	Honduras
CSC Computer Sciences International Holding Ltd.	United Kingdom
CSC Computer Sciences International Inc.	Nevada
CSC Computer Sciences International S.a.r.l.	Luxembourg
CSC Computer Sciences Ireland Limited	Ireland
CSC Computer Sciences Italia S.p.A.	Italy
CSC Computer Sciences Limited	United Kingdom
CSC Computer Sciences Luxembourg SA	Luxembourg

Exhibit 21 - Page 1

Name	Jurisdiction of Organization
CSC Computer Sciences Nicaragua, Sociedad Anonima	Nicaragua
CSC Computer Sciences Peru S.R.L.	Peru
CSC Computer Sciences Polska Sp. zO.O	Poland
CSC Computer Sciences S.A.	Luxembourg
CSC Computer Sciences S.A.S.	France
CSC Computer Sciences s.r.o.	Czech Republic
CSC Computer Sciences spol. s.r.o.	Slovakia
CSC Computer Sciences UK Holdings Limited	United Kingdom
CSC Computer Sciences VOF/SNC (Corporation)	Belgium
CSC Computer Sciences, S. de R.L. de C.V.	Mexico
CSC Consular Services Inc.	Nevada
CSC Consulting Group A/S	Denmark
CSC Consulting, Inc.	Massachusetts
CSC Corporation Limited	United Kingdom
CSC Covansys Corporation	Michigan
CSC Credit Services, Inc. (TX)	Texas
CSC Cybertek Corporation (formerly Mynd Corporation f/k/a CYBERTEK Corporation)	Texas
CSC Datalab A/S	Denmark
CSC Denmark A/S	Denmark
CSC Deutschland Akademie GmbH	Germany
CSC Deutschland Services GmbH	Germany
CSC Deutschland Solutions GmbH	Germany
CSC Enformasyon Teknoloji Hizmetleri Limited Sirketi	Turkey
CSC Enterprises (Partnership)	Delaware
CSC Financial GmbH	Germany
CSC Financial Services Pty Limited	South Africa
CSC Financial Services S.A.S.	France
CSC Financial Services Software Solutions Austria GmbH	Austria
CSC Financial Solutions Ireland Limited	Ireland
CSC Financial Solutions Limited	United Kingdom
CSC FSG Limited	United Kingdom
CSC Hanford LLC	Nevada
CSC Hungary Information Technology Services Kft	Hungary
CSC Information Systems LLC	Delaware
CSC Information Technology (Tianjin) Co. Ltd. Company Limited	P.R.C.
CSC Information Technology Services Pte.Ltd.	Singapore
CSC International Systems Management Inc. (US)	Nevada
CSC Italia S.r.l.	Italy
CSC Japan, Ltd.	Delaware
CSC Korea YH	Korea
CSC Life Sciences Limited	United Kingdom
CSC Logic / MSA L.L.P.	Texas
CSC Logic, Inc.	Texas
CSC Malaysia Sdn Bhd	Malaysia
CSC Managed Holdings LLC	Nevada
CSC New Zealand Limited	New Zealand
CSC Norge AS	Norway
CSC Property UK Limited	United Kingdom
CSC Retail Services, LLC	Nevada
CSC Scandihealth A/S	Denmark
CSC Services Management Ireland Limited	Ireland
CSC Services No. 1 Limited	United Kingdom
CSC Services No. 2 Limited	United Kingdom
CSC Sverige AB	Sweden
CSC Switzerland GmbH	Switzerland
CSC Systems & Solutions LLC	Delaware
CSC Taiwan Limited	Taiwan
CSC Technologies Deutschland GmbH	Germany
CSC Technology Beijing Co., Ltd. Limited	P.R.C.
CSC Technology Hong Kong Ltd Limited	Hong Kong
CSC Technology Japan Co., Ltd	Japan
CSC Technology Singapore Pte.Ltd.	Singapore
CSC UKD 4 Limited	United Kingdom
CSC Vietnam Co., Ltd	Vietnam
CSCSpace Company LLC	Virginia
Datatrac Information Services, Inc. (Integrated Customer Solutions)	Texas
Dekru B.V.	Netherlands
DM Petroleum Operations Company (60% owned)	Louisiana
DynCorp	Delaware
DynKePRO, L.L.C.	Delaware
DynMeridian Corporation	Virginia
DynPort Vaccine Company LLC	Virginia
Eastview (China) Group Limited	British V.I.
EURL CSC Computer Sciences Corporation Algeria	Algeria

Exhibit 21 - Page 2

Name	Jurisdiction of Organization
Everlasting Properties Limited	British V.I.
Experteam S.A./N.V.	Belgium
First Consulting Group GmbH	Germany
First Consulting Group. Inc.	Delaware
Fortune InfoTech Ltd.	India
Image Solutions Europe GmbH	Germany
Image Solutions, Inc.	New Jersey
Innovative Banking Solutions AG	Germany
ISI (China) Co., Ltd.	P.R.C.
ISI (UK) Ltd.	United Kingdom
ITS Medical Systems LLC	Virginia
Log.Sec Corporation	Virginia
Mississippi Space Services	Mississippi
Mynd Corporation (f/k/a DI Asset Corporation)	South Carolina
Mynd International, Ltd.	Delaware
Mynd Partners f/k/a Legalgard Partners, L.P.	Pennsylvania
Mynd Partners, L.P. f/k/a Cybertek Solutions, LP	Texas
Paxus Australia Pty. Limited	Australia
PDA Software Services, Inc.	Delaware
PT CSC Indonesia	Indonesia
Space Coast Launch Services LLC	Nevada
Supreme Esteem Limited	Hong Kong
Technology Service Partners, Inc.	Florida
Test and Experimentation Services Company	Texas
The Eagle Alliance	Maryland
The LogSec Group JV (Partnership)	Virginia
Tianjin CSA Computer Sciences Technology Company Limited	P.R.C.
Tri-S Incorporated	Virginia
UAB CSC Baltic	Lithuania
Vulnerability Research Labs, LLC	Delaware
Welkin Associates, Ltd	Virginia

Exhibit 21 - Page 3